Exhibit 10.16

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality requested. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the United States Securities and Exchange Commission.

DIRECTRAK

INVENTORY MANAGEMENT AND PRODUCT PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”), dated this 17 of May, 2002, (the “Effective Date”), is made by and between Ingram Micro Inc. (“Ingram”), a Delaware corporation, with their principal place of business at 1600 East Saint Andrew Place, Santa Ana, California 92705 and VMware Inc., (“Vendor”), a Delaware corporation, with its principal place of business at 3145 Porter Drive, Building F, Palo Alto, CA 94304.

RECITALS

This Agreement sets forth the parties’ understanding and agreement with respect to (a) Ingram’s management of Vendor’s product inventory and (b) the purchase of such products by Ingram for resale to its customers.

Ingram and Vendor agree as follows:

I. INVENTORY MANAGEMENT SERVICES

1.	INVENTORY MANAGEMENT

1.1 Inventory Management. Ingram shall store and manage computer technology products manufactured, produced or supplied by Vendor (the “Products”). All products shall be delivered to Ingram on a consignment basis. Ingram and Vendor shall mutually agree on which Products will be consigned to Ingram under this Agreement before the Products are delivered to Ingram’s Facilities. “Facility” or “Facilities” shall be as defined on Schedule A attached hereto. For purposes of this Agreement, all Products have been delivered to and received at the Facilities shall be referred to as “Managed Inventory”.

1.2 Space Allocation. Ingram shall store the Managed Inventory at the Facility or Facilities. Ingram reserves the right to store the Managed Inventory at other Ingram facilities or at a third party warehouse location, provided that it advises Vendor of where the Managed Inventory is located and that it bears all costs associated with relocating the Managed Inventory to the other Ingram facilities. Ingram shall allocate the number of bin locations per day stated in Schedule A for storage of the Products at each Facility. In the event that the Managed Inventory levels exceed the number of allocated bin locations at a Facility, Ingram reserves the right to charge Vendor for the additional bin locations actually used each day at the rate stated in Schedule A. Vendor may request that Managed Inventory be located at additional Ingram facilities; provided that Ingram may accept or reject any such request in its sole discretion. Vendor shall bear all costs associated with relocating Managed Inventory to additional or alternative facilities.

1.3 Inventory Level Maintenance. Vendor shall use commercially reasonable efforts to maintain Managed Inventory at each Facility at a level at least equal to Ingram’s sell through rate during the preceding two weeks. Once per week, Vendor shall advise the Ingram Product Manager in charge of Vendor’s account of the quantity and type of Managed Inventory that should be consigned to each Facility. The Product Manager shall then issue an order to Vendor for the quantity and type of Product to be consigned (a “Stock Order”). Vendor understands and agrees that a Stock Order (even if the order document is entitled or referred to as a “Purchase Order”) is only a request for delivery of consigned Products to Ingram and is not and shall not be deemed to be a commitment to purchase the Products, except as required under this Agreement. Unless otherwise agreed by Ingram, Stock Orders shall be limited to no more than twenty-five Product line items. Vendor may request that Ingram place up to a maximum of four Stock Orders in any month. Vendor shall pay an additional fee for any Stock Orders in excess of four in any month.

1.4 True Consignment. To the extent that Vendor delivers the Products to Ingram or places them under Ingram’s control, this is a true consignment agreement. Vendor shall retain title to the Managed Inventory shipped hereunder until the Managed Inventory is purchased by Ingram at the time of sale to its customers.

1.5 Buyback of Existing Inventor. Following the Effective Date of this Agreement, Ingram shall provide Vendor with a list of Products, if any, held by Ingram in its inventory on the Effective Date (“Pre-Existing Inventory”). Vendor agrees to repurchase within ten (10) days of such list, any Pre-Existing Inventory that Ingram has previously purchased from Vendor. Vendor agrees to repurchase the Pre-Existing Inventory at the price Ingram paid to Vendor. Any Products in Pre-Existing Inventory for which Ingram has not paid Vendor shall automatically become Managed Inventory for purposes of this Agreement, In the event that Ingram decides to consolidate Managed Inventory into on Facility, Vendor agrees to pay for costs associated with picking, packing and shipping Managed Inventory to the desired Facility.

2.	DELIVERY OF PRODUCT

2.1 Freight and Risk of Loss. Product shall be shipped by Vendor CIF (cost, insurance, freight) destination to Ingram’s designated warehouse or other specified location whereby Vendor pays all freight with risk of loss or damage to pass to Ingram upon delivery to the location specified in the Stock Order. In the event that the parties agree that Ingram should handle inbound shipment of the Product using its freight carriers, Ingram shall charge Vendor for all freight costs incurred monthly.

2.2 Shipments to Facilities. For all shipments Vendor agrees to comply with Ingram’s Vendor Routing and Packaging Guide (“Routing Guide”) attached hereto as Attachment I. Vendor is not obligated to utilize the carrier selection as specified in the routing matrix section of the Routing Guide but is encouraged to do so. Vendor agrees to immediately reimburse Ingram via credit (or via a check if there are no outstanding invoice amounts due Vendor) for the cost of any freight erroneously charged to Ingram for Product shipments to the Facilities.

2.3 Product Markings and Coding. Prior to delivering the Product to Ingram, Vendor shall clearly mark on the packaging of each unit of Product the Product’s name and computer

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compatibility. Such packaging shall also bear a machine-readable bar code identifier scannable in standard Uniform Product Code (UPC) format. The bar code must identify the Product as specified by the Uniform Code Council. If the Vendor or Ingram customers’ require serial number tracking, the serial number must be clearly marked and bar coded on the outside of the individual selling unit. Product must comply with the conveyable product standards guidelines set forth in Schedule A. Product that does not comply with the requirements of this paragraph may be subject to additional fees as stated on Schedule A.

2.4 SKU Set-up. Ingram shall assign an Ingram SKU number to a maximum of ten (10) Products.

3.	SERVICE FEES

3.1 Fees. Fees for all services provided by Ingram under this Agreement shall be as set forth on Schedule A.

3.2 Payment. The monthly maintenance fee for each month shall be invoiced on the first of that month. All other fees shall be invoiced following the close of the month in which they were incurred. Payment for all fees shall be due net thirty (30) days from date of invoice, unless other payment terms are specified.

4.	MANAGED INVENTORY LOSS AND DAMAGE

4.1 Loss or Damage. Ingram will pay Vendor the replacement cost of any Managed Inventory that is lost or damaged while at a Facility, however such loss or damage occurred. Ingram’s obligation to pay pursuant to this Section 4 will be subject to the loss and damage allowance set form in Section 4.4 below.

4.2 Exclusions. Ingram will not be liable for (a) any Managed Inventory loss or damage that occurs prior to delivery of the Product to Ingram, (b) any loss, damage or injury to the extent such loss, damage or injury directly and solely results from (i) acts or omissions of Vendor or (ii) the performance or nonperformance of the Product; or (c) indirect, incidental, consequential, or special damages including, but not limited to, loss of income or loss of profits, even if notice was given of the possibility of such damages and even if such damages were reasonably foreseeable.

4.3 Claims. Ingram will pay any amounts due pursuant to Section 4.1 and in excess of the loss and damage allowance stated in Section 4.4 within thirty (30) days after Ingram first learned of the loss or damage. In the event of any loss or damage to Product in transit to Ingram, Vendor will file the claim with the carrier and Ingram will provide the necessary information to Vendor required to file any such claims. Ingram shall be responsible for any loss or damage to Managed Inventory in transit between the Facilities.

4.4 Loss or Damage Allowance. Ingram’s obligation to reimburse Vendor for lost or damaged Managed Inventory under Section 4.1 during any calendar quarter shall be subject to a loss and damage allowance of .5% of the total number of Managed Inventory units received by Ingram during such quarter.

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5.	RECORDS

5.1 Vendor shall furnish documentation per the Vendor Routing Guide, with each shipment of Inventory to Ingram. Ingram shall keep accurate records of all Managed Inventory sales and monthly inventory reports. Ingram shall reconcile its account with Vendor upon end of term or termination of the Agreement. Vendor shall respond to any Ingram request for reconciliation within thirty (30) days.

5.2 Vendor will, at any time with reasonable notice given, during the period when Ingram is holding Managed Inventory, be entitled to inspect the Managed Inventory at Ingram’s facilities, in order to verify inventory levels; provided that Vendor may conduct no more than two inspections in any twelve (12) month period.

II. PURCHASES OF MANAGED INVENTORY

6.	PRODUCT PURCHASES

6.1 Product. Vendor agrees to make available and to sell to Ingram such Products held in Managed Inventory as Ingram shall order from Vendor at the prices and subject to the terms set form in this Agreement. Ingram shall not be required to purchase any minimum amount or quantity of the Managed Inventory. Vendor grants to Ingram, and Ingram accepts, the non-exclusive right to distribute in the United States (including the fifty (50) United States and the District of Columbia and all U.S. Territories, Possessions, U.S. Military Bases (APO/FPO addresses) and Embassies outside the U.S.) the Products during the term of this Agreement.

6.2 Product Purchases. Following its sale of a Product by Ingram to its customer (as evidenced by a sales invoice to its customer), Ingram shall issue a purchase order to Vendor for the Product (as evidenced by a sales invoice to its customer). Ingram may consolidate a number of Products sales on one purchase order; provided that Ingram issues at least one purchase order each month.

6.3 Invoicing. Upon receipt of Ingram’s purchase order, Vendor shall issue an invoice for only those Products and quantities listed on the purchase order. All Product sales invoices shall be due net [***] days from date of receipt. Ingram will pay Vendor one time per month for any invoices not held in reserve for: (i) Product on hand at customers who have purchased Products from Ingram, including but not limited to a returned Product reserve equal to fifteen percent (15%) of the average monthly Product purchases by Ingram during the prior six month period, (ii) Product due to be returned or in transit to Ingram from its customers, including any Product subject to opened Product return approvals granted by Ingram to its customers, (iii) marketing programs which will occur in the near future, (iv) pass through marketing debits to which Ingram’s customers may be entitled, (v) past due service fees, and (vi) any outstanding debits, including but not united to Product return debits, or invoice to Vendor.

6.4 Sales and Selling Price. Ingram’s purchase price of each Product shall be as stated on Attachment II to this Agreement, subject to Vendor’s right to change the purchase price upon giving thirty (30) days’ prior written notice to Ingram. Ingram shall purchase the Product at the price in effect on the date Ingram sells the Product to its customer. Ingram’s Product resale price shall be solely within its discretion.

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6.5 Special Pricing. In the event Vendor offers special Product pricing, discounts, rebates or incentives (“special pricing”) for Product sales to a specific Ingram customer or group of customers, all Products subject to the special pricing shall be assigned a separate sku number and pricing. Additional sku numbers shall be subject to the limits and additional fees stated in Schedule A. Any such special pricing shall be deemed to be a form of marketing incentive to persuade the customer to purchase the Product. Ingram shall not be obligated to recover any such special pricing in the event that the customer returns the Product.

6.6 Price Protection. In the event Ingram’s customer returns a Product for any reason and Vendor has reduced the price of such Product, Vendor will credit Ingram for the difference between the reduced price and invoice price of any Product purchased by Ingram.

6.7 Sales Reports. Ingram shall make available to Vendor via its Bulletin Board System (“BBS”) or File Transfer Protocol (“FTP”) a “Detail Vendor Buying Report” each week and a standard point of sale (“POS Zip”) report each month. Ingram will supply a more detailed “Customer POS Report” monthly for a $500 set up fee and a $500 monthly fee under the terms of a separate POS report license agreement. Ingram shall make available to Vendor, through an FTP site, daily sales and weekly inventory reports.

7. MARKETING AND CUSTOMER SERVICES

7.1 Catalog. Ingram may list the Products in its electronic product catalog. Vendor shall promptly provide Ingram with all Product descriptions necessary to complete the listing of the Product in the catalog.

7.2 Trademarks. Ingram may advertise and promote the Product and/or Vendor, and may thereby use Vendor’s trademarks, service marks and trade names. Neither party shall acquire any rights in the trademarks, service marks or trade names of the other.

7.3 Marketing Programs. Ingram may offer marketing programs to Vendor including but not limited to launch programs and reseller pass through opportunities. If Vendor elects to participate, Vendor agrees to pay such funds as may be required for this purpose. Vendor shall prepay all marketing activities until a mutually agreed upon sell through rate is achieved.

7.4 Support Product. Vendor shall consign a reasonable amount of demonstration Product to aid Ingram in its support and promotion of Product. All such consigned Product will be returned to Vendor upon request.

7.5 Vendor-Sponsored Marketing Programs. Vendor shall not offer Ingram’s customers any pass through advertising or marketing funds, unless Ingram has agreed to such funds in writing. Vendor shall be responsible for all costs of and related to such funds and shall hold Ingram harmless from any and all claims raised by any third party, including Ingram’s customer, related to such funds. Ingram shall have no obligation to recover any funds passed through to Ingram’s customer even if Vendor determines that the funds were not used by the customer in the manner intended. Vendor agrees to pay Ingram a processing fee of $500 ($1500 in the event that Ingram has not pre-approved the program) for each advertising or marketing fund program that requires Ingram to pass through funds to its customers. In the event that Vendor commits to provide advertising or marketing funds to any Ingram customer without Ingram’s prior approval, Vendor

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agrees to reimburse Ingram within one business day following notice for any funding claims and/or debits claimed by its customers.

7.6 Customer Backorders. In the event a Product is not available for shipment at the time Ingram accepts an order for the Product from its customer, Vendor shall pay all freight and shipping costs associated with delivering the Product to the customer when the Product becomes available.

8. RETURNS

8.1 General. Notwithstanding anything herein to the contrary, Ingram may return throughout the term any Products that are in their original packaging, including, but not limited to, any Product that Ingram has purchased from Vendor. Vendor shall pay Ingram a return processing fee of $2.50 for each unit of Product returned to Ingram by its customers in excess of five percent (5%) of the total number of units of that Product delivered by Ingram to that customer during the two preceding calendar months.

8.2 Post-Term/Termination. For one hundred eighty (180) days after the expiration or earlier termination of this Agreement, Ingram may return to Vendor any Product mat it may have in its inventory or that it may receive from its customers. Any credit or refund due Ingram for returned Product shall be equal to the Product purchase price plus all freight charges incurred by Ingram in returning the Product. In addition, Vendor shall pay a fee of $2.50 per unit for each Product unit returned by Ingram to Vendor.

8.3 Product Discontinuation. Vendor shall give Ingram thirty (30) days’ advance written notice of Product discontinuation. At its option, Ingram may return all discontinued Product to Vendor at Vendor’s expense.

8.4 Defective and Non-salable Product. Ingram will refer to Vendor any requests by its customers to return defective or otherwise non-salable Products, and Vendor shall promptly handle all such requests. Any Product shall be deemed to be non-salable Product if Ingram or its customer believes that a Product is not fit for sale for whatever reasons, including but not limited to the fact that the Product’s packaging has been opened. In the event that defective or non-salable Products are returned to Ingram, Ingram may return such Product to Vendor and Vendor will be charged a fee of $5 for each unit of Product. If any Product is recalled by Vendor because of defects, revisions or upgrades, Ingram will, at Vendor’s request, provide reasonable assistance with the recall and Vendor will pay Ingram’s expenses in connection with such recall.

8.5 Returns Processing. Upon its receipt of any Product return permitted under this Section 8, Ingram may debit Vendor’s account immediately in the amount of the Product purchase price plus all freight charges incurred by Ingram in receiving the Product. Upon entry of such debit, Vendor shall promptly grant Ingram a credit, or cash refund if no invoices are outstanding. Returned Products that are in salable condition (i.e. the Product’s packaging is unopened) shall be returned to Managed Inventory and will be managed by Ingram per the terms of this Agreement. Products that are not in resalable condition shall be returned to Vendor at a cost of $5 per unit plus any shipping and handling expenses. Ingram may request a Return Material Authorization (“RMA”) for all Products that are not resalable. In the event that an RMA for the

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return of Product is not issued within five (5) days of the request, Ingram shall have the right to return any Products to Vendor without an RMA.

9. TERM AND TERMINATION

9.1 Term. The initial term of this Agreement shall begin on the Effective Date and continue for a period of one year thereafter, unless terminated as permitted under the terms of this Agreement. Thereafter, the Agreement shall automatically renew for additional one (1) year periods.

9.2 Termination. Either party may terminate the Agreement, with or without cause, with ninety (90) days’ advance written notice.

10. INSURANCE

Vendor shall obtain and maintain, at its expense, a policy or policies of:

(a) Commercial General Liability (including product and completed operations, personal and advertising injury and contractual liability coverage) with a minimum per occurrence limit of $3,000,000; General Aggregate limit of $4,000,000; Products and Completed Operations Aggregate limit of $3,000,000 and Personal & Advertising Injury limit of $3,000,000, written on an occurrence form. The insurance policy will include a Broad Form Vendor Endorsement executed in favor of Ingram Micro Inc.

(b) Workers’ Compensation Insurance with statutory limits granting a waiver of subrogation in favor of Ingram Micro Inc.

(c) Employers’ Liability (Stop-Gap Liability) insurance with minimum limits of $1,000,000.

(d) Automobile Liability Insurance with $3,000,000 coverage limits for each accident, including owned, non-owned and hired vehicles.

(e) The coverage territory applicable to the insurance policies required above must be worldwide with the exception of Workers’ Compensation insurance, which must be maintained in those territories where such coverage is mandated, and Auto Liability. Vendor will provide Certificates of Insurance at all times naming Ingram Micro Inc. as “Additional Insured” with respect to General Liability and Auto Liability policies. Vendor shall provide the Certificates of Insurance, evidencing the required coverage and specifically confirming the broad form vendor endorsement, advertisers liability and waiver of subrogation as stated above upon execution of this Agreement and at each renewal thereafter.

(f) Vendor’s insurers must be Best rated A-, VII or better. Policy limits may not be reduced, terms materially changed, or policies canceled by either party except after thirty (30) days prior written notice to Ingram. Vendor’s insurance shall be primary with respect to all obligations assumed by Vendor pursuant to this Agreement. Any insurance carried by Ingram Micro shall not contribute to insurance maintained by Vendor. Coverage and limits referred to above shall not in any way limit the liability of Vendor.

11. WARRANTIES/CERTIFICATION

11.1 General Warranty. Vendor represents and warrants to Ingram, its customers, and affiliates that (i) it has good transferable title to the Products and all necessary licenses to prove

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the Product for resale, (ii) the Product will perform in conformity with specifications and documentation supplied by Vendor, (iii) the Product is new and does not contain used or reconditioned parts, (iv) to Vendor’s knowledge the Product or its use does not infringe any patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, and (v) that there are no suits or proceedings pending or threatened which allege any infringement of such proprietary rights. Vendor represents and warrants that the Product sales to Ingram do not in any way constitute violations of any law, ordinance, rule or regulation in the distribution territory.

11.2 End-User Warranty. Vendor shall provide a warranty statement with Product for end user benefit. To the extent Vendor does not provide a warranty or specifically disclaims a warranty, it should be so clearly stated.

12. INDEMNIFICATION

12.1 Product Indemnity. Vendor shall defend, indemnify, and hold Ingram harmless from and against any claims, demands, liabilities, or expenses (including attorney’s fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or tangible property damage, arising out of or resulting in any way from any alleged defects in the material, workmanship, or performance of Products, or any other alleged act, omission, or misrepresentation by Vendor.

12.2 Intellectual Property Rights/Infringement Indemnity. Vendor shall defend, indemnify and hold Ingram harmless from and against any claims, demands, liabilities, or expenses (including attorney’s fees and costs) incurred by Ingram arising from the alleged infringement of any patent, copyright, trademark, trade secret or other proprietary right by reason of the manufacture, sale, marketing, or use of Product in accordance with the terms of this Agreement Upon threat of claim or claim of infringement, Vendor may, at its expense and option (i) procure the right to continue using any part of Product, (ii) replace the infringing Product with a non-infringing Product of similar performance, or (iii) modify Product to make it non-infringing. If Vendor does not so act within ninety (90) days after notice of such claim, Ingram may return Product to Vendor for a full credit against future purchases or for a cash refund, at Ingram’s option. Vendor shall have no liability under this Section 12.2 for any claim of infringement arising from modification of the Products other than as authorized by Vendor or combination or use of the Products with materials not furnished by Vendor if such infringement would have been avoided by use of the Products alone.

12.3 Multi-Media Indemnity. For Product incorporating multimedia elements, Vendor shall defend, indemnify and hold Ingram harmless from and against any claims, demands, liabilities, or expenses (including attorney’s fees and costs) incurred by Ingram to the extent it is based upon a claim that the Product either (i) violates a third party’s right of publicity and/or right of privacy, or (ii) contains any obscene, defamatory or libelous matter.

12.4 “Pass Through” Indemnity. Vendor acknowledges and agrees that all indemnities set forth in this Section 12 shall be made available to Ingram’s customers and Affiliates on a “pass through” basis via a separate agreement.

12.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST PROFITS OF BUSINESS, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE, STRICT

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LIABILITY OR OTHERWISE), AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS LIMITATION IS IN NO WAY MEANT TO LIMIT VENDOR’S LIABILITY FOR PERSONAL INJURY OR DEATH AS A RESULT OF A DEFECT IN ANY PRODUCT IN THOSE JURISDICTIONS WHERE THE LAW DOES NOT ALLOW THIS LIMITATION.

13.	GENERAL PROVISIONS

13.1	Confidentiality.

(a) Either party may disclose to the other certain information in connection with its performance hereunder which it deems to be confidential and proprietary. Such information, which is originated by the disclosing party (the “Owner”) or is within the special knowledge of such party and which is in documentary form and conspicuously marked “confidential” at the time of disclosure will be considered to be confidential and proprietary (“Confidential Information”). If such information is not in documentary form when disclosed, but is reduced to a writing and forwarded to the other party within ten (10) days of the date of initial visual or oral disclosure and marked “confidential”, such information will be, from the time of initial disclosure considered as confidential and proprietary (“Confidential Information”). Notwithstanding, however, the presence or absence of a marking as indicated above, Confidential Information shall mean all information, regardless of the form in which it is transmitted, relating to the Owner’s (or another party whose information Owner has in its possession under obligations of confidentiality) past, present or future research, development or business plans, operations or systems (including, without limitation, the terms and conditions of this Agreement, studies or reports, software, memoranda, drafts and other information in either tangible or intangible form).

(b) For a period of two (2) years from the date of disclosure to the party receiving the Confidential Information (the “Recipient”), Recipient shall not disclose any Confidential Information it receives from Owner to any person, firm or corporation except: (i) employees of Recipient and its affiliated companies who have a need to know and who have been informed of Recipient’s obligation hereunder; (ii) contractors or consultants under contract to Recipient who have a need to know, who have been informed of Recipient’s obligations hereunder, and who have agreed in writing not to disclose Confidential Information for a period not shorter than the nondisclosure period provided above; and (iii) as provided in subparagraph (c) below. Recipient shall use the same degree of care, but in no case less than reasonable care, to avoid disclosure of such Confidential Information as Recipient uses with respect to its own Confidential Information of like importance.

(c) Information shall not be deemed confidential or proprietary for purposes of this Agreement, and Recipient shall have no obligation with respect to any such information, which: (i) is already known to Recipient at the time of its disclosure; (ii) is or becomes publicly known through no wrongful act of Recipient; (iii) is received from a third party without similar restrictions and without breach of this Agreement; (iv) is independently developed by Recipient; or (v) is lawfully required to be disclosed to any government agency or is otherwise required to be disclosed by law.

(d) All Confidential Information disclosed by Owner to Recipient pursuant to this Agreement in tangible form (including, without limitation, information incorporated in computer software) shall be and remain in the property of Owner, and all such Confidential Information

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shall be promptly returned to Owner or certified as destroyed, as the Owner may so designate, upon written request.

Neither party shall be liable for any errors or omissions in the Confidential Information or for the use or the results of use of Confidential Information. ALL CONFIDENTIAL INFORMATION UNDER THIS AGREEMENT IS PROVIDED “AS IS” WITHOUT ANY WARRANTY OF ANY KIND, AND DISCLOSER HEREBY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13.2 Notices. Any notice which either party may desire to give the other party must be in writing and may be given by (i) personal delivery to an officer of the party, (ii) by mailing the same by registered or certified mail, return receipt requested, to the party to whom the notice is directed at the address of such party as set forth at the beginning of this Agreement, or such other address as the parties may hereinafter designate, and (iii) by facsimile or telex communication subsequently to be confirmed in writing pursuant to item (ii) herein.

13.3 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, except that body of law concerning conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

13.4 Cooperation. Each party agrees to execute and deliver such further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein.

13.5 Force Majeure. Neither party shall be liable to the other for any delay or failure to perform which results from causes outside its reasonable control.

13.6 Attorneys Fees. In the event there is any dispute concerning the terms of this Agreement or the performance of any party hereto pursuant to the terms of this Agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, each party shall be solely responsible for its own costs and attorney’s fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

13.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8 Section Headings. Section headings in this Agreement are for convenience only, and shall not be used in construing the Agreement.

13.9 Incorporation of all Attachments. Every attachment referred to hereinabove and attached hereto is hereby incorporated herein by reference as if set forth herein in full.

13.10 Severability. A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

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13.11 No Implied Waivers. If either party fails to require performance of any duty hereunder by the other party, such failure shall not affect its right to require performance of that or any other duty thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be a waiver of the provision itself or a waiver of any breach thereafter, or a waiver of any other provision herein.

13.12 Binding Effect/Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. This Agreement shall not be assignable by either party, without the express written consent of the other party, which consent shall not be unreasonably withheld, including to a Person in which it has merged or which has otherwise succeeded to all or substantially all of such party’s business and assets to which this Agreement pertains and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this provision will be void.

13.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding its subject matter. This Agreement supersedes any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are expressly terminated. The terms and conditions of each party’s purchase orders, invoices, acknowledgments/confirmations or similar documents shall not apply to any order under this Agreement, and any such terms and conditions on any such document are objected to without need of further notice or objection. Any modifications to this Agreement must be in writing and signed by authorized representatives of both parties.

13.14 Authorized Representatives. Either party’s authorized representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant mat they have the requisite authority to do so.

The signer represents that he/she has read this Agreement, agrees, and is an authorized representative of their respective party.

Ingram Micro Inc.		VMware Inc.

By:	/s/ Donna Grothjan	By:	/s/ Thomas J. Jurewicz

Name:	Donna Grothjan	Name:	Thomas J. Jurewicz

Title:	Acting SR VP Product Mgmt.	Title:	VP Finance

Date:	5/22/02	Date:	4/19/2002

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SCHEDULE A

INVENTORY MANAGEMENT SERVICES

SPACE AND FEES

Definitions

“Casepack” shall mean a carton, containing a uniform number of units of the same Product SKU, that is shippable with the attachment of an outbound shipping label.

“Casepack Multipack” shall mean a carton, containing a uniform number of units of multiple Casepacks of the same Product SKU, that is shippable with the attachment of an outbound shipping label.

“Facility” shall mean any Ingram US Distribution Center located at:

State	Address	Function
CA	1050 S. State College Blvd., Fullerton CA 92831	Distribution
TX	1809 Frankford, Suite 100, Carrollton, TX 75007	Distribution
TN	3820 Micro Drive, Millington, TN 38053	Distribution
IL	415 East Lies Road, Carol Stream, IL 60188	Distribution
PA	80 Micro Drive, Jonestown, PA 17038	Distribution
PA	6455 Allentown Blvd., Harrisburg, PA 17112	Distribution and Returns

“Full Pallet” shall mean a uniform number of units of fee same Product SKU’s stored on a pallet with the following dimensions: length (44” x 48”), height (60” x 96”), width (40” x 42”).

“Mixed Carton” shall mean a carton containing SKU’s of more than one type of Product.

“Mixed Pallet” shall mean multiple SKU’s of more than one Product stored on a pallet

“SKU” or “Stock Keeping Unit” shall mean a single sellable unit of a Product.

Space Allocation

Ingram shall allocate 20 bin locations at the listed Facility to be determined by Ingram. Product may be stored and picked as a Full Pallet, Casepack, Casepack Multipack, or individual SKU.

Conveyable Standards

The outside dimensions of all Product packaging shall be within the following maximum sizes:

Maximum (inches): Length (34) x Width (34) x Height (34)

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Fees

Set-Up Fee. Vendor shall pay Ingram a one-time charge of $1500 to cover the cost of setting up Product sku’s and catalog listings for up to twenty-five Product sku’s. The set-up fee is to be paid via check in advance of setup. Ingram will set up additional Product sku’s in excess of ten sku’s at a cost of $500 per block of twenty-five sku’s.

Monthly Maintenance Fee. Beginning in the first month after the date that the Agreement is executed by Vendor or the date when the Products are first delivered to Ingram (whichever occurs first), Vendor shall pay Ingram $1000 as a monthly maintenance charge for each block of ten sku’s (or part thereof). Such maintenance charge shall be paid by check in advance on or before the first day of each month for the continuation of Agreement. For each additional block of twenty-five sku’s set up, Vendor shall be entitled to fifty additional bin locations and 125 additional Casepacks receipts per month. An additional charge of $500 per month will be assessed on Product sku’s that do not comply with the conveyable Standards (up to a maximum of five sku’s).

Additional Bin Location Fee. In the event Vendor uses more than the number of bin locations allocated above, Vendor shall pay $1.75 per additional bin per day for each additional bin location used. Bin sizes may varying according to location and product type. Each bin location may or may not be filled entirely depending on the type, size, weight and number of Products units.

Additional Stock Order Fee. For each Stock Order in excess of four Stock Orders in a calendar month, Vendor shall pay $125.

Additional Casepack Receipts: Vendor shall pay $3 per Casepack for each Casepack in excess of the 125 Casepack maximum each month for each block of 25 SKUs. If a Product is received as a Casepack Multipack, each Multipack will be counted as one Casepack for purposes of determining the number of Casepacks received during a month.

Product Marking: Ingram shall charge a one dollar ($1.00) chargeback to Vendor for each unit of Product not in compliance with the Product marking requirements set forth in Section ________.

Conveyable Standards: In the event the Products do not comply with the conveyable standards a surcharge of $1.50 will apply to each Product unit and an additional storage fee will apply as per Schedule A.

[*** Confidential Treatment Requested]

AMENDMENT #2 to the

DIRECTRAK AGREEMENT

This Amendment (the “Amendment”) is entered into this 5th day of November, 2002, by and between Ingram Micro Inc. (“Ingram”) and VMware Inc. (“Vendor”).

The parties have agreed to amend their Directrak Inventory Management and Product Purchase Agreement (“Agreement”) dated May 17, 2002.

1.	Replace 2nd sentence of 6.3, Invoicing, with the following two sentences: “Sales invoices specifically identified with Product specifically for sale to [***] shall be due net [***] days from date of receipt. All other Product sales invoices shall be due net [***] days from date of receipt.”

2.	This Amendment shall remain in effect for the current term and any renewal term of the Agreement.

Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The undersigned has read this Amendment, agrees hereto, and is an authorized representative of its respective party.

Ingram Micro Inc.		VMware Inc.
1600 East St. Andrew Place		3145 Porter Drive, Bldg. F
Santa Ana, California 92705		Palo Alto, California 94304

By:	/s/ Donna Grothjan	By:	/s/ Thomas J. Jurewicz

Name:	Donna Grothjan	Name:	Thomas J. Jurewicz

Title:	SVP Product Mgmt.	Title:	VP Finance

Date:	11/13/02	Date:	11/5/02

[*** Confidential Treatment Requested]

AMENDMENT #4

DIRECTRACK

INVENTORY MANAGEMENT AND PRODUCT PURCHASE AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into this 18th day of February 2004, by and between INGRAM MICRO INC. (“Ingram Micro”) and VMware Inc. (“Vendor”).

The parties have agreed to amend their Directrak Inventory Management and Product Purchase Agreement (“Agreement”) dated May 17, 2002 as follows:

1.

Replace 3rd sentence of 6.1, “Product”, with the following sentence: “. . .Vendor grants to Ingram Micro, and Ingram Micro accepts, the non-exclusive right to distribute in the United States (including the fifty (50) United States and the District of Columbia and all U.S. Territories, Possessions, U.S. Military Bases (APO/FPO addresses) and Embassies outside the U.S.), in Canada (including St. Pierre and Miquelon) and in Central and Latin America, the Products during the term of this Agreement”.

2.	This agreement shall remain if effect for the current term and any renewal term of the Agreement.

Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The undersigned has read this Amendment, agrees hereto, and is and authorized representative of its respective party.

Ingram Micro Inc.	VMware Inc.
2100 NW 88Ct,	3145 Porter Drive, Bldg. F
Miami, FL 33172	Palo Alto, California 94304
(Latin America Export Division)

By:	/s/ James G. Harr	By:	/s/ Paul R. Auvil

Name:	/s/ James G. Harr	Name:	Paul R. Auvil

Title:	Vice President	Title:	Vice President & Chief Financial Officer

Date:	11/10/05	Date:	11/16/05

[*** Confidential Treatment Requested]

AMENDMENT #7

DIRECTRACK

INVENTORY MANAGEMENT AND PRODUCT PURCHASE AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into this 27th day of September 2004, by and between INGRAM MICRO INC. (“Ingram Micro”) and VMware, Inc. (“Vendor”).

The parties have agreed to amend their Directrak Inventory Management and Product Purchase Agreement (“Agreement”) dated May 17, 2002 as follows:

1.	In Section 8.1 the following phrase shall be shall be added to the beginning of the Section before the word “Notwithstanding”:

“For Products delivered on a consignment basis,”

2.	The following shall be added to the end of Section 8.1:

Notwithstanding anything herein to the contrary, any Products ordered on a non consignment basis (“Licensing Orders”) may only be returned within thirty (30) days of shipment. All such Licensing Order Products returned past such thirty (30) day period shall be rejected by Vendor.

3.	Attachment II shall be deleted in its entirety and replaced with the attached Attachment II.

Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The undersigned has read this Amendment, agrees hereto, and is and authorized representative of its respective party.

Ingram Micro Inc.	VMware Inc.
1600 East St. Andrew Place	3145 Porter Drive
Santa Ana, California 92705	Palo Alto, California 94304

By:	/s/ James G. Harr	By:	/s/ Paul R. Auvil

Name:	James G. Harr	Name:	Paul R. Auvil

Title:	VP Purchasing	Title:	Vice President & Chief Financial Officer

Date:	9/27/04	Date:	9/27/04

[*** Confidential Treatment Requested]

Attachment II

Products: Distributor is authorized to sell all Products listed on the [***].

Discounts: Distributor shall be eligible for the level of discounts [***] in the [*** ]. The license fees payable by Distributor for the Product is based on these [***] discounts deducted from the [***] listed in the [***].

Modified Discounts for VMware Software Products: Distributor shall be granted the discounts listed below (in lieu of the discount [***] in the [***]) for resale of VMware software products to the [***] identified below. From time to time, VMware will provide a list of [***] included in the below identified [***]:

Type of [***]	Discount
[***]	[***]
[***]	[***]

[***] Software Product Resale: Distributor may only resell [***] and its related component products to the above identified types of [***].

Support and Subscription Services (“SnS”) Renewal Discounts: Distributor is authorized to resell renewals of VMware SnS. Notwithstanding anything to the contrary in the [***], Distributor’s discount for resale of renewal of SnS shall be [***] percent.

Minimum Order Requirements: VMware Workstation for Windows or Linux - Twenty (20) boxes for Packaged Product or twenty (20) Activation Devices for Electronic Product. There is no minimum order requirement for VMware GSX Server or VMware ESX Server.

[*** Confidential Treatment Requested]

AMENDMENT #8

DIRECTRACK

INVENTORY MANAGEMENT AND PRODUCT PURCHASE AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into this 31st day of December 2004, by and between INGRAM MICRO INC. (“Ingram Micro”) and VMware, Inc. (“Vendor”).

The parties have agreed to amend their Directrak Inventory Management and Product Purchase Agreement as amended (“Agreement”) dated May 17, 2002 as follows:

1. Attachment II shall be added to the Agreement, a copy of which is attached hereto.

Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The undersigned has read this Amendment, agrees hereto, and is and authorized representative of its respective party.

Ingram Micro Inc.	VMware, Inc.
1600 East St. Andrew Place	3145 Porter Drive
Santa Ana, California 92705	Palo Alto, California 94304

By:	/s/ James Harr	By:	/s/ Paul R. Auvil

Name:	James Harr	Name:	Paul R. Auvil

Title:	VP Purchasing	Title:	Vice President & Chief Financial Officer

Date:	1/4/05	Date:	1/6/05

[*** Confidential Treatment Requested]

Attachment II

Products: Distributor is authorized to sell all Products listed on the [***].

Discounts: Distributor shall be eligible for the level of discounts [***] in the [*** ]. The license fees payable by Distributor for the Product is based on these [***] discounts deducted from the [***] listed in the [***].

Modified Discounts for VMware Software Products: Distributor shall be granted the discounts listed below (in lieu of the discount [***] in the [***]) for resale of VMware software products to the [***] identified below. From time to time, VMware will provide a list of [***] included in the below identified [***]:

Type of [***]	Discount
[***]	[***]
[***]	[***]

[***] Software Product Resale: Distributor may only resell [***] and its related component products to the above identified types of [***].

Support and Subscription Services (“SnS”) Renewal Discounts: Distributor is authorized to resell renewals of VMware SnS. Notwithstanding anything to the contrary in the [***], Distributor’s discount for resale of renewal of SnS shall be [***] percent.

Minimum Order Requirements: VMware Workstation for Windows or Linux - Twenty (20) boxes for Packaged Product or twenty (20) Activation Devices for Electronic Product. There is no minimum order requirement for VMware GSX Server or VMware ESX Server.

[*** Confidential Treatment Requested]

AMENDMENT #10

DIRECTRACK

INVENTORY MANAGEMENT AND PRODUCT PURCHASE AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into this 19th  day of August 2005, by and between INGRAM MICRO INC. (“Ingram Micro”) and VMware, Inc. (“Vendor”).

The parties have agreed to amend their Directrak Inventory Management and Product Purchase Agreement as amended (“Agreement”) dated May 17, 2002 as follows:

1.	In Attachment II to the Agreement, the section entitled “Modified Discounts for VMware Software Products” shall be deleted and replaced with the following:

Modified Discounts for VMware Software Products: Distributor shall be granted the discounts listed below (in lieu of the discount [***] in the [***]) for resale of VMware software products to the [***] identified below. From time to time, VMware will provide a list of [***] included in the below identified [***]:

Type of [***]	Discount
[***]	[***]
[***]	[***]
[***]	[***]

Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The undersigned has read this Amendment, agrees hereto, and is and authorized representative of its respective party.

Ingram Micro Inc. 1600 East St. Andrew Place Santa Ana, California 92705		VMware, Inc. 3145 Porter Drive Palo Alto, California 94304

By:	/s/ James G. Harr	By:	/s/ Paul R. Auvil

Name:	James G. Harr	Name:	Paul R. Auvil

Title:	Vice President	Title:	Vice President & Chief Financial Officer

Date:	8/18/05	Date:	8/19/05

[*** Confidential Treatment Requested]

ADDENDUM TO

VMWARE DISTRIBUTOR AGREEMENT

(VMWARE DISTRIBUTOR VIP PROGRAM FOR VALUE ADDED DISTRIBUTORS

(“VADS”))

This Addendum to the VMware Distributor Agreement (“Agreement”) by and between Distributor and VMware, Inc. (“VMware”) is made and entered into as of the date of the latest signature indicated below (“Addendum Effective Date”).

RECITALS

WHEREAS, VMware appointed Distributor, a distributor of VMware Products under the terms set forth in the Agreement;

WHEREAS, This Addendum governs the participation of Distributor in additional incentive programs (“Incentive Programs”) provided under VMware’s VIP Program for VADs (“Partner Program”) under the terms described herein.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, the parties agree as follows.

1. Distributor acknowledges that they have reviewed and agree to the Partner Program guidelines and policies (“Partner Guidelines”) governing participation in VMware’s available Incentive Programs under VMware’s VIP Program for VADs. Such Partner Guidelines will be available on Partner Central at http://www.vmware.com/partnercentral (or such other site specified by VMware) and will incorporate any current or future Partner Program guidelines to be implemented by VMware, including but not limited to, guidelines for the inaugural Incentive Program, VMware’s Opportunity Registration. Partner Guidelines will be periodically updated on Partner Central and initial enrollment in an Incentive Program will require the explicit acceptance by Distributor of the Partner Guidelines pertaining to such Partner program in writing submitted to VMware.

2. The current version of the Opportunity Registration guidelines are attached as Exhibit A. If a provision of this Addendum conflicts with the Agreement, this Addendum will take precedence.

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IN WITNESS WHEREOF, Distributor and VMware have caused this Agreement to be signed by their duly authorized representatives, effective as of the Amendment Effective Date.

VMware, Inc.		Distributor

Ingram Micro, Inc.

By:	/s/ Paul R. Auvil	By:	/s/ James G. Harr

Print Name:	Paul R. Auvil	Print Name:	James G. Harr

Title:	Vice President & Chief Financial Officer	Title:	Vice President

Date:	1/27/06	Date:	1/27/06

[*** Confidential Treatment Requested]

ADDENDUM TO

VMWARE DISTRIBUTOR OR RESELLER AGREEMENT

January 11, 2007

Ingram Micro Inc.

1600 East St. Andrew Place

Santa Ana, CA 92705

Re:	VMware VMTN

Please take notice that pursuant to the VMware distributor or reseller agreement (“Agreement”) by and between you and VMware, under which you resell various VMware products and services, the applicable product and price list is hereby amended to exclude VMTN. This change shall take effect upon expiration of the notice period specified in the Agreement.

Please feel free to contact me if you have any questions regarding this matter. Thank you for your cooperation.

Very truly yours,

VMWARE, INC.

By:	/s/ Tom Jurewicz
Tom Jurewicz
Vice President of Finance

[*** Confidential Treatment Requested]

ADDENDUM TO

VMWARE DISTRIBUTOR OR RESELLER AGREEMENT

January 29, 2007

Ingram Micro Inc.

3600 East St. Andrew Place

Santa Ana, CA 92705

Re: VMware P2V Assistant

Please take notice that pursuant to the VMware distributor or reseller agreement (“Agreement”) by and between you and VMware, under which you resell various VMware products and services, (the applicable product and price list is hereby amended to exclude VMware P2V Assistant. This change shall take effect upon expiration of the notice period specified in the Agreement.

Please feel free to contact me if you have any questions regarding this matter. Thank you for your cooperation.

Very truly yours,

VMWARE, INC

By:	/s/ Tom Jurewicz
Tom Jurewicz Vice President of Finance

[*** Confidential Treatment Requested]